FARMER BROS.  CO.  ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 28, 1994
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ROY F. FARMER, GUENTER W. BERGER and LEWIS
A. COFFMAN, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Farmer Bros. Co. held of record by the undersigned, at the annual meeting of shareholders to be held on November 28, 1994, and any adjournments thereof.

PROPOSAL

1.    PROPOSAL TO APPROVE AN AMENDMENT TO THE BYLAWS ELIMINATING CUMULATIVE
      VOTING.

      [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2.    ELECTION OF DIRECTORS
           FOR all nominees listed below      WITHHOLD AUTHORITY
      (except as marked to the           to vote for all nominees
      contrary below) [ ]                listed below        [ ]


ROY F. FARMER, ROY E. FARMER, GUENTER W. BERGER, LEWIS A. COFFMAN, CATHERINE E. CROWE, JOHN M. ANGLIN
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write
that nominee's name on the space    provided above.)

3. PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent public accountants of the Company.

      [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                   (Please sign and date on the reverse side)

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE PERSONS AND PROPOSALS.

      You are requested to date and sign this proxy and return it in the enclosed envelope. This proxy will not be used if you attend the meeting and vote in person.

DATED:_________________, 1994 __________________________________________________
                              SIGNATURE            SIGNATURE IF HELD JOINTLY

                                                        SHARES OF
                                                        COMMON STOCK

                                                        Note: Please date this
                                                        Proxy and sign it
                                                        exactly as your name or
                                                        names appear hereon, and
                                                        return promptly in the
                                                        enclosed envelope.
                                                        Executors,
                                                        administrators,
                                                        trustees, etc., should
                                                        so indicate when
                                                        signing, If the
                                                        signature is for a
                                                        Company, please sign
                                                        full corporate name by
                                                        authorized officer. If
                                                        shares are registered in
                                                        more than one name, all
                                                        holders must sign.

      I will [ ]    will not  [ ]  attend the shareholders annual meeting.

                                FARMER BROS.  CO.
                          20333 SOUTH NORMANDIE AVENUE
                           TORRANCE, CALIFORNIA 90502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 28, 1994


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmer Bros. Co. will be held at the main office of the Company located at 20333 South Normandie Ave., Torrance, California, on Monday, November 28, 1994, at 10:00 o'clock a.m., Los Angeles time, for considering and acting upon the following:

1. The approval of an amendment to the Bylaws of Farmer Bros. Co. eliminating cumulative voting;

2. The election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify;

3. Approval of the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of Farmer Bros. Co. for the year ending June 30, 1995; and

4. Any and all other matters that may properly come before the meeting or any adjournment thereof.

      Only holders of common stock of record at the close of business on October 21, 1994, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

      MANAGEMENT HOPES YOU WILL ATTEND THE MEETING, BUT IF YOU CANNOT BE THERE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.


                               DAVID W. UHLEY
                                    Secretary





Torrance, California
October 31, 1994

                                FARMER BROS.  CO.
                          20333 SOUTH NORMANDIE AVENUE
                           TORRANCE, CALIFORNIA 90502




                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies from holders of common stock of Farmer Bros. Co. (hereinafter called the "Company") for the Annual Meeting of Shareholders of the Company to be held at 20333 South Normandie Avenue, Torrance, California, on Monday, November 28, 1994, at 10:00 o'clock a.m., and for any adjournment thereof.

     The cost of soliciting proxies by the Board of Directors will be borne by the Company. Such solicitation will be made primarily by mail. In addition, certain directors, officers or regular employees of the Company may solicit proxies by telephone or other device or in person.

     The mailing of proxy materials will commence on or about October 31, 1994. The Company will request known nominees to forward proxy materials to the beneficial owners of the Company's shares.

     On the October 21, 1994 record date, the Company had outstanding 1,926,414 shares of common stock. The Company has no other class of securities outstanding. Only holders of shares of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, and each such holder present or represented at the meeting will be entitled to one vote for each share of common stock held. In electing directors this year, a shareholder may cumulate his or her vote, in which case each share entitles the holder to one vote times the number of directors to be elected, and such votes may be cast for one nominee or distributed among two or more nominees.

     Shares of common stock represented by proxies received will be voted: (1) unless otherwise specified, for approval of the amendment to the Company's Bylaws eliminating cumulative voting; (2) unless authority is withheld, for the election of the nominees listed on page 3 as directors, subject to the right of the proxy holder to vote cumulatively; and (3) unless otherwise specified, for approval of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the ensuing year. In the event that one or more of said nominees should become unavailable to serve as a director for any reason, the proxy holders will vote the shares for such other person, if any, as shall be designated by the Board of Directors.

        Any proxy delivered in the form enclosed may be revoked by the person executing it at any time prior to the voting thereof.

                               OWNERSHIP OF COMMON STOCK

PRINCIPAL SHAREHOLDERS

     The following are all persons known to management who own beneficially more than 5% of the Company's common stock (as of September 30, 1994):

                                        Amount and Nature             Percent
          Name and Address of           of Beneficial                    of
          Beneficial Owner              Ownership (1)                 Class

          Roy F. Farmer                 835,572 shares (2)            43.37%
          c/o Farmer Bros. Co.
          20333 South Normandie Ave.
          Torrance, California 90502

          Catherine E. Crowe            203,430 shares (3)            10.56%
          c/o Farmer Bros. Co.
          20333 South Normandie Ave.
          Torrance, California 90502

     According to a Schedule 13G filing with the Securities and Exchange Commission dated February 15, 1994, filed by a group comprised of Quest Advisory Corp., Quest Advisory Co. and Charles M. Royce, all of 1414 Avenue of the Americas, New York, N.Y. 10019, Quest Advisory Corp. at that date owned beneficially 168,925 shares (8.8%). Quest Advisory Corp. is reported to have sole voting and investment power over these shares.

(1)  Sole voting and investment power.

(2) Includes 173,451 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust, 577,258 shares held by various trusts of which Mr. Farmer is sole trustee and 84,863 shares held in the estate of Mrs. Elizabeth H. Farmer of which Mr. Farmer is the sole executor and as to which shares Mr. Farmer disclaims beneficial ownership. Excludes 1,794 shares owned by his wife in which Mr. Farmer disclaims any beneficial interest, and excludes shares held by a family trust of which Mr. Farmer formerly was trustee and which shares formerly were reported by Mr. Farmer.

(3) Excludes 9,900 shares held by trusts for Mrs. Crowe's benefit. Mr. Farmer is sole trustee of said trusts and said shares are included in his reported holdings.

MANAGEMENT SHAREHOLDINGS

     The following sets forth the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group:

                               Number of Shares                        Percent
                                 and Nature of                          of
     Name                      Beneficial Ownership (1)                Class

     Roy F. Farmer             (See "Principal Shareholders," supra)
     Guenter W. Berger                   200 (2)                         *
     Lewis A. Coffman                     15 (3)                         *
     Catherine E. Crowe        (See "Principal Shareholders," supra)
     Roy E. Farmer                     34,201 (4)                       1.8%
     John M. Anglin                        None                          -
     Kenneth R. Carson                     89                            *
     John E. Simmons                      118                            *
     All directors and executive
     officers as a group (9 persons)    1,073,625                     55.73%
___________________________

(1) Sole voting and investment power unless indicated otherwise in following footnotes.

(2) Held in trust with voting and investment power shared by Mr. Berger and his wife.

(3)  Voting and investment power shared by Mr. Coffman and his wife.

(4) Includes 2,400 shares owned outright by Mr. Farmer and 31,801 shares held by various trusts of which Mr. Farmer is sole trustee.

*less than 1%.


PROPOSAL ONE:

                        ELIMINATION OF CUMULATIVE VOTING

     The Board of Directors recommends the elimination of cumulative voting because it believes that each director should represent the common interests of all shareholders, rather than the interests of a minority shareholder or group of shareholders responsible for the election of such director. California law permits certain publicly-traded corporations, with the approval of their shareholders, to eliminate cumulative voting in the election of directors. Only a small minority of states still requires that shareholders be permitted to invoke cumulative voting.


CUMULATIVE VOTING

     Cumulative voting in the election of directors may be invoked currently by any shareholder of the Company who complies with statutory notice requirements. Cumulative voting entitles shareholders to a number of votes per share of common stock equal to the number of directors to be elected, and all nominees are voted upon simultaneously. Holders of shares may cast all of their votes for a single nominee or distribute them among two to more nominees.

     As a consequence of cumulative voting, a shareholder with a relatively small number of voting shares may be able to elect one or more directors. For example, if a shareholder were to give the appropriate notice, and six directors were to be elected at an annual meeting, a shareholder holding 14.29% of the voting shares could nominate and elect one director by cumulating and casting his or her votes for one candidate. This is true even if shareholders holding 85.71% of the voting shares are opposed to the election of that candidate and cast their votes to elect six other nominees.

     Absent cumulative voting, a nominee cannot be elected without relatively wide support, as shareholders are entitled to only one vote per share with the nominee receiving the greatest number of votes being elected. Consequently the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all directors of the Company, and holders of a substantial number of the shares may not be able to elect any directors.

REASONS FOR THE AMENDMENT

     The Board believes that the elimination of cumulative voting is advantageous to the Company and its shareholders because each director of a publicly-held corporation has a duty to represent the interests of all shareholders rather than any specific shareholder or group of shareholders. The presence on the Board of Directors of one or more directors representing the interests of a minority shareholder or group of shareholders could disrupt the management of the Company and prevent it from operating in the most effective manner. Furthermore, the election of directors who view themselves as representing a particular minority constituency could introduce an element of discord on the Board of Directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors. Providing for majority rule voting in the election of directors by eliminating cumulative voting will help ensure that each director acts in the best interests of all shareholders.

     The proposal to eliminate cumulative voting is not being made in response to any effort by a minority shareholder or group of shareholders to attain representation on the Board of Directors or acquire greater influence in the management of the Company's business, nor is the Company aware of any such effort. Furthermore, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt.


TEXT OF AMENDMENT

     At the Annual Meeting, the Company's shareholders will be asked to approve an amendment revising Paragraph 2, Section 8, Article II of the Company's Bylaws to read as follows:

          "No holder of any class of stock of the Corporation shall be entitled to cumulate votes in connection with any election of directors of the Corporation. This provision is in accordance with Section 301.5 of the California Corporations Code."


RECOMMENDATION

     The Board of Directors believes that this proposal is in the best interests of the Company and its shareholders, and unanimously recommends a vote "FOR" approval. Approval of the proposal requires the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock.

PROPOSAL TWO:

                            ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each to serve for the ensuing year and until his or her successor is elected and qualify. All of the nominees are presently directors of the Company. All of the present directors were elected to their current term by the shareholders. All of the nominees have consented to be named and have indicated their intent to serve if elected. None of the nominees is a director of any other publicly-held company. The names of the nominees for election as directors are set forth below, and the following information is furnished with respect to them:

                              Served as a Director          Principal
     Name               Age    Continuously Since           Occupation

Roy F. Farmer (1)        78             1951           Chairman and Chief
                                                       Executive Officer
                                                       Farmer Bros. Co.

Roy E. Farmer (1)        42             1993           President and Chief
                                                       Operating Officer
                                                       Farmer Bros. Co.

Guenter W. Berger        57             1980           Vice President -
                                                       Production
                                                       Farmer Bros. Co.

Lewis A. Coffman         75             1983           Retired (formerly Vice
                                                       President -
                                                       Sales, Farmer Bros. Co.)

Catherine E. Crowe (1)   76             1981           Private Investor

John M. Anglin (2)       47             1985           Partner in Law Firm of
                                                       Walker, Wright,
                                                       Tyler & Ward, Los Angeles

(1)  Roy F. Farmer is the father of Roy E. Farmer.  Roy F. Farmer and Catherine
E. Crowe are siblings.

(2)  Walker, Wright, Tyler & Ward provides legal services to the Company.


PROPOSAL THREE:

                         APPROVAL OF PUBLIC ACCOUNTANTS

   Subject to the approval of the shareholders, the firm of Coopers & Lybrand L.L.P. has been appointed by the Board as the Company's independent public accountants for the year ending June 30, 1995, subject to the Board's right to change firms should it deem such a change to be in the best interests of the Company. Coopers & Lybrand L.L.P. has audited the accounts of the Company since 1933. It has no direct financial interest or any material indirect financial interest in the Company or its subsidiary. During the past three years, it has had no connection with the Company or its subsidiary in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

   A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires to do so.

RECOMMENDATION

   The Board of Directors recommends a vote "FOR" approval of the appointment of Coopers & Lybrand L.L.P.



                                  OTHER MATTERS

VOTING REQUIREMENTS

   Under the California General Corporation Law and the Company's Bylaws: the approval of the amendment of the Company's Bylaws requires the affirmative vote of a majority of the outstanding shares of the Company's common stock; the nominees receiving the highest number of votes will be elected as directors of the Company; and the approval of the public accountants requires the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A quorum consisting of a majority of the outstanding shares of common stock must be present at the meeting in person or by proxy to transact business. Votes will be counted by those persons appointed to act as inspectors of the election. Abstentions and broker non-votes will not be counted as voted either "for" or "against" any matter but will be counted in determining whether a quorum exists.


DIRECTORS MEETINGS AND RELATED MATTERS

     The Board of Directors met four times during fiscal 1994. No director receives fees or expense reimbursements for his or her attendance at the meetings, except Mr. Anglin who was paid an hourly fee of $250 for each meeting attended. The Company has an Incentive Compensation Plan Committee which is currently composed of Mrs. Crowe and Messrs. Berger and Coffman. Its function is to administer the Company's Incentive Compensation Plan. This committee did not meet in fiscal 1994.

     Messrs. Anglin and Coffman and Mrs. Crowe constitute the Audit Committee. This committee met once in fiscal 1994.

SUMMARY COMPENSATION TABLE

     The following table sets forth all remuneration paid to the Chief Executive Officer and the four other most highly compensated officers whose total compensation during the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiary.

     Name and Principal                 Annual
                                        Compensation (1)      All Other
          Position       Fiscal Year    Salary    Other (2)  Compensation
                                                               (2) (3)

     ROY F. FARMER         1994         $ ------  $114,594 (4)   $2,748
     President and C.E.O.  1993         $ ------  $115,788       $5,325
     1992-1993; Chairman   1992         $ ------       N/A        N/A
     and C.E.O. 1994

     ROY E. FARMER         1994         $200,000  $ ------      $   138
     Vice President,       1993         $128,000  $ ------      $    80
     Administration,       1992         $111,000       N/A         N/A
     1992-1993; President
     and C.O.O. 1994

     GUENTER W. BERGER     1994         $170,000  $ --------    $   264
     Vice President,       1993         $142,000  $ --------    $   236
     Production            1992         $125,000        N/A        N/A

     KENNETH R. CARSON     1994         $150,000  $ --------    $   209
     Vice President, Sales 1993         $125,000  $ --------    $   194
                           1992         $108,000        N/A        N/A

     JOHN E. SIMMONS       1994         $135,000  $ ------       $    98
     Treasurer             1993         $105,600  $ ------       $    90
                           1992         $ 96,000        N/A        N/A

(1) The Company has an Incentive Compensation Plan under which current or deferred bonuses may be granted to key management employees. The size of the award is keyed to profit levels and the amount of previous awards. No awards have been made since 1987. The Company has no other long-term incentive compensation plan, no stock option plan and no stock appreciation rights plan or similar plan.

(2) In accordance with transitional provisions applicable to the revised SEC executive compensation disclosure rules, "Other Annual Compensation" and "All Other Compensation" figures are omitted for fiscal 1992.

(3) For all officers listed, the amount shown represents the dollar value of the benefit to the executive officer during fiscal 1994 under the Company's executive life insurance plan.

(4) Cash payment made to Mr. Farmer pursuant to his employment contract with the Company. See "Employment Agreement," infra. The $114,594 includes reimbursements to Mr. Farmer for premiums paid for term life insurance coverage under the split-dollar policies maintained by the Company under its employment contract with Mr. Farmer. See "Employment Agreement," infra.



EMPLOYMENT AGREEMENT

     Effective as of February 1, 1988, the Company and Roy F. Farmer, Chairman and Chief Executive Officer of the Company, entered into a ten-year employment contract. The benefits provided by the Company under the contract are in lieu of both salary payments to Mr. Farmer and further awards to him under the Incentive Compensation Plan. Pursuant to the terms of the contract, as amended, the Company pays premiums on two split-dollar insurance policies, one insuring the life of Mr. Farmer and the other insuring the joint lives of Mr. Farmer and his wife. A trust created for the benefit of Mr. Farmer's family is both the owner and the beneficiary of these policies, subject to an assignment to the Company of a collateral interest in the policies designed to refund to the Company the aggregate premiums paid by it ($622,245 paid in fiscal 1994). Because of the collateral assignment, no part of the cash value of these policies has yet accrued to Mr. Farmer or his trust. Under the terms of the employment contract, the Company also makes an annual cash payment to Mr. Farmer(see footnote (4) to Summary Compensation Table) sufficient to reimburse him for his contribution to the insurance plan and to enable him to pay his personal income taxes arising from the employment contract benefits.

RETIREMENT PLAN

     The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65 to persons at various average compensation levels and years of credited service based on a straight life annuity. The Retirement Plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees' years of service and are not withdrawn. Benefits under a predecessor plan are included in the following figures. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $118,800 or the average of the employee's highest three years of compensation.

     Annualized Pension Compensation              Credited Years of Service
     for Highest 60 Consecutive Months
     in Last Ten Years of Employment
                                 15      20        25         30          35

          $ 100,000           $22,500 $30,000   $37,500   $ 45,000    $ 52,500
            125,000           $28,125 $37,500   $46,875   $ 56,250    $ 65,625
            150,000           $33,750 $45,000   $56,250   $ 67,500    $ 78,750
            175,000           $39,375 $52,500   $65,625   $ 78,750    $ 91,875
            200,000           $45,000 $60,000   $75,000   $ 90,000    $105,000
            225,000           $50,625 $67,500   $84,375   $101,250    $118,125
            250,000           $56,250 $75,000   $93,750   $112,500    $118,800

Note:     Table does not reflect Internal Revenue Code Section 401(a)(17)
     restrictions that might limit benefits in the future.

     The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under "Annual Compensation" in the Summary Compensation Table less certain allowance items (none in 1994).

     Credited years of service through December 31, 1993 were as follows:
Guenter W. Berger - 29 years; Roy E. Farmer - 17 years; Kenneth R. Carson - 28 years; John E. Simmons - 12 years. After 37 years of credited service, Roy F. Farmer began receiving maximum benefits during fiscal 1988.

     The above straight life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no compensation committee. The Board of Directors determines executive compensation. Roy F. Farmer and Guenter W. Berger, executive officers and directors of the Company, and Lewis A. Coffman, a director and retired executive officer of the Company, participate in the Board's deliberations concerning executive compensation.

REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Compensation for all executive officers of the Company other than Roy F. Farmer, Chairman and Chief Executive Officer of the Company, is determined annually by the Board of Directors. Since 1988 Mr. Farmer's compensation has been determined by the terms of his employment contract with the Company (see "Employment Agreement," supra). Accordingly, there was no direct relationship between Mr. Farmer's compensation and the Company's performance in fiscal 1994. However, the Board believes that Mr. Farmer's substantial shareholdings in the Company (see "Ownership of Common Stock," supra) provide substantial incentive to Mr. Farmer with respect to his efforts as Chairman and Chief Executive Officer.

     In 1988 when the Company and Mr. Farmer entered into the employment contract, the Board took into consideration, among other things, Mr. Farmer's previous compensation history, the quality and extent of his prior services, the success the Company had achieved under his leadership, the desirability of retaining Mr. Farmer's services for an additional ten years, and the amount of compensation being paid to chief executive officers of other publicly-held companies of similar size. The Board also conferred with independent consultants concerning the reasonableness and anticipated future cost to the Company of Mr. Farmer's compensation package under the employment contract.

     With respect to the other executive officers of the Company, compensation has been primarily in the form of annual salaries. The Company has an Incentive Compensation Plan under which discretionary bonuses measured in part by Company profitability can be made (see footnote (1) to Summary Compensation Table), but awards are rarely made under this Plan (none in fiscal 1994). The Board sets annual salaries by reference primarily to each executive officer's job performance during the preceding year, the Company's profitability and cost of living changes. The Board receives and considers recommendations from the Company's operating officers. Under procedures adopted in 1993, no director who is also an executive officer makes recommendations or participates in the Board's deliberations with respect to that officer's compensation.

     The Board monitors the executive compensation paid by the Company's publicly-held competitors. However, the Company to date has not found it necessary to match the pay levels of these competitors, many of whom are substantially larger than the Company.

     (The foregoing report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Act of 1934 unless the Company specifically incorporates this report by reference. This report shall not otherwise be deemed soliciting material or be deemed filed under such Acts).

                                           Roy F. Farmer
                                           Roy E. Farmer
                                           Guenter W. Berger
                                           Lewis A. Coffman
                                           Catherine E. Crowe
                                           John M. Anglin

PERFORMANCE GRAPH

   The following line graph shows cumulative total shareholder return (assuming reinvestment of dividends) on Farmer Bros. Co. (FARM) common stock as compared with the Russell 2000 Index (Russell 2000) and the Value Line Food Processors (Small Cap) Index (Peer Group) for the five-year period ended June 30, 1994.




                1989      1990      1991      1992      1993      1994

FARM           $100.00   $110.45   $124.68   $153.64   $202.86   $167.49
Russell 2000   $100.00   $103.05   $104.32   $119.49   $150.50   $157.13
Peer Group     $100.00   $125.09   $141.35   $134.54   $139.02   $139.44

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in FARM common stock, Russell 2000, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

Source: Frank Russell Company

                   CLOSING DATE FOR PROPOSALS BY SHAREHOLDERS

     Shareholders who wish to present proposals at the 1995 Annual Meeting must submit those proposals in writing to the Secretary of the Company no later than June 30, 1995.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Based on a review of filing received by it and a representation from Company officers and directors, the Company believes that all filing requirements applicable to Company officers and directors were met for fiscal 1994.


OTHER BUSINESS

   Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.






                                   By Order of the Board of Directors
                                   David W. Uhley
                                      Secretary


October 31, 1994